As filed with the Securities and Exchange Commission on February 22, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARRIAGE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0423828
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 300

Houston, Texas 77056

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED CARRIAGE SERVICES, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

CARRIAGE SERVICES, INC. 2017 OMNIBUS INCENTIVE PLAN

(Full Title of the plans)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
C. Benjamin Brink Executive Vice President, Chief Financial Officer and Treasurer 3040 Post Oak Blvd., Suite 300 Houston, Texas 77056 (713) 332-8400	Nick D. Nicholas Adam K. Nailey Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6642

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of Registration Statement No. 333-162408 on Form S-8 filed by Carriage Services, Inc. (the “Company”) on October 9, 2009 and Registration Statement No. 333-225142 on Form S-8 filed by the Company on May 23, 2018 relating to shares of common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan (as amended, the “ESPP Plan”), along with the contents of Registration Statement No. 333-218115 on Form S-8 filed by the Company on May 19, 2017 relating to shares of Common Stock, issuable pursuant to the Carriage Services, Inc. 2007 Omnibus Incentive Plan (as amended, the “Omnibus Plan”). This registration statement, which is being filed to register an additional 300,000 shares of Common Stock made available for issuance pursuant to the ESPP Plan and an additional 1,500,000 shares of Common Stock made available for issuance pursuant to the Omnibus Plan, respectively and which are the same class as those shares of Common stock registered under the Company’s registration statements incorporated by reference in this registration statement, consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference herein the following documents filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), other than any portion of such documents or information deemed to have been furnished and not filed in accordance with SEC rules:

(1)

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February March  2, 2021, including those portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2021, incorporated by reference therein;

(2)

the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2021, June  20, 2021 and September 30, 2021, filed with the SEC on May 5, 2021, August 4, 2021, and November 3, 2021, respectively;

(3)	A description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on December 4, 2002; and

(4)

the Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2021, February 3, 2021, February 11, 2021, February  18, 2021, April  30, 2021, May  13, 2021, May  19, 2021, June  2, 2021, July  30, 2021, and November 23, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

In addition, the Company incorporates by reference all documents filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such incorporated documents shall be deemed to be a part of this registration statement from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, as amended, of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 1996, filed on March 20, 1997.

4.2	Certificate of Amendment dated May 7, 1997. Incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997, filed on November 14, 1997.

4.3	Certificate of Amendment dated May 7, 2002. Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2002, filed on August 13, 2002.

4.4	Second Amended and Restated By-Laws of the Company date July 28, 2021. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2021.

4.5	Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2013.

4.6	First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 4, 2018.

4.7	Second and Third Amendments to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan. Incorporated by reference to Appendix A and B, respectively, to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2021.

4.8	Carriage Services, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2017.

4.9	First Amendment to the Carriage Services, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2021.

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.

*23.1	Consent of Grant Thornton LLP

*23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 22 day of February 2022.

CARRIAGE SERVICES, INC.

By:	/s/ C. Benjamin Brink
C. Benjamin Brink,
Executive Vice President, Chief Financial
Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin C. Payne, C. Benjamin Brink and Steven D. Metzger, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Melvin C. Payne	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 22, 2022
Melvin C. Payne

/s/ C. Benjamin Brink	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 22, 2022
C. Benjamin Brink

/s/ Adeola Olaniyan	Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	February 22, 2022
Adeola Olaniyan

/s/ Donald D. Patteson, Jr.	Director	February 22, 2022
Donald D. Patteson Jr.

/s/ Dr. Achille Messac	Director	February 22, 2022
Dr. Achille Messac

/s/ Barry K. Fingerhut	Director	February 22, 2022
Barry K. Fingerhut

/s/ Bryan D. Leibman	Director	February 22, 2022
Bryan D. Leibman

/s/ Douglas B. Meehan	Director	February 22, 2022
Douglas B. Meehan